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                       STATE DEPARMENT OF ASSESSMENTS               RECEIVED
                                AND TAXATION                   '98 JUN 22 A11:29
                             APPROVED FOR RECORD                  ASSESS & TAX
                            6/22/98 at 11:29 a.m.
                        Effective: 7/1/98 at 9:00 a.m.
                     STANDBY TAX-EXEMPT RESERVE FUND, INC.
                           ARTICLES OF AMENDMENT

            Standby Tax-Exempt Reserve Fund, Inc., a Maryland corporation having its principal office in the State of Maryland in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the Maryland State Department of Assessments and Taxation that:

            FIRST: The Charter of the Corporation is hereby amended to change its name by amending ARTICLE II of the Articles of Incorporation of the Corporation to read:

                                    ARTICLE II
                                      NAME

            The name of the Corporation is SG COWEN STANDBY TAX-EXEMPT RESERVE FUND, INC.

            SECOND: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

            THIRD: The amendment to the Charter of the Corporation set forth herein was approved by at least a majority of the entire Board of Directors of the Corporation and is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action of the stockholders of the Corporation.

            FOURTH: These Articles of Amendment will be become effective on July 1, 1998 at 9:00 a.m.

            The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's Charter are true in all material respects, and that this statement is made under the penalties of perjury.

            I.D. NC# D1935840
            ACKN. NO. - 245C3112351
            SG COWEN STANDBY TAX-EXEMPT RESERVE FUND, INC.

            06/22/98 AT 11:29 A.M.

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            IN WITNESS WHEREOF, Standby Tax-Exempt Reserve Fund, Inc. has
caused this instrument to be signed in its name and on its behalf by its President, and witnessed by its Secretary, as of 16th day of June, 1998.

                                STANDBY TAX-EXEMPT RESERVE FUND, INC.


                                /s/ David R. Sarns
                                -------------------------------------
                                David R. Sarns, President

WITNESS:


/s/ Rodd M. Baxter
-------------------------------
Rodd M. Baxter, Secretary